                                                                     Exhibit 4.4


                                PROMISSORY NOTE

PRINCIPAL       LOAN DATE       MATURITY        LOAN NO       CALL      COLLATERAL      ACCOUNT      OFFICER      INITIALS
---------       ---------       --------        -------       ----      ----------      -------      -------      --------
$27,000.00      04-16-1997      04-16-2002      170997660                               170997600    TBM

                      References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower:  ROPE DEVELOPMENTS                    Lender:  PINELLAS COMMUNITY BANK
           402 ST. ANDREWS DRIVE                         MAIN OFFICE
           BELLEAIR, FL 34616                            P.O. BOX 2910
                                                         LARGO, FL 33779-2910

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
PRINCIPAL AMOUNT:  $27,000.00          INTEREST RATE:  9.250%          DATE OF NOTE:  APRIL 16, 1997

PROMISE TO PAY. ROPE DEVELOPMENTS ("Borrower") promises to pay to PINELLAS COMMUNITY BANK ("Lender"), or order, in lawful money of the United States of America, the principal amount of Twenty Seven Thousand & 00/100 Dollars ($27,000.00), together with interest at the rate of 9.250% per annum on the unpaid principal balance from April 16, 1997, until paid in full.

PAYMENT. Borrower will pay this loan in 60 payments of $565.57 each payment. Borrower's first payment is due May 16, 1997, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 16, 2002, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $10.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $50.00, whichever is greater.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents. (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (e) Any partner dies or any of the partners or Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (g) Any of the events described in this default section occurs with respect to any general partner of Borrower or any guarantor of this Note. (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired. (i) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within ten (10) days; or (b) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this Note to 18.000% per annum, if and to the extent that the increase does not cause the interest rate to exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Florida. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of PINELLAS County, the State of Florida. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided on this paragraph.

COLLATERAL. This Note is secured by a security interest as described in Security Agreement/Assignment of even date which is attached hereto and made a part hereof.

WAIVER OF RIGHT TO JURY TRIAL. IN CONSIDERATION OF LENDER'S MAKING A LOAN (THE "LOAN") TO BORROWER UNDER THIS AGREEMENT, LENDER AND BORROWER AGREE: (1) IF EITHER PARTY BRINGS SUIT AGAINST THE OTHER, IN TORT OR CONTRACT, MAKING ANY CLAIM CONCERNING THE NEGOTIATION, INTERPRETATION, ADMINISTRATION OR ENFORCEMENT OF THE LOAN OR THAT THE OTHER PARTY HAS BREACHED ITS CONTRACT, VIOLATED A LAW, ENGAGED IN FRAUD, BREACHED A FIDUCIARY DUTY OR ACTED IN BAD FAITH, IT MUST BRING THE SUIT IN A COURT LOCATED IN A COUNTY OF THE STATE OF FLORIDA WHICH LENDER HAS AN OFFICE; (2) BOTH PARTIES WAIVE THE RIGHT TO A JURY TRIAL IN ANY SUCH SUIT;
(3) AT EITHER PARTY'S REQUEST, THE OTHER PARTY WILL JOIN IN ASKING THE COURT IN WHICH THE SUIT IS PENDING TO TRY THE CASE AND DECIDE ALL ISSUES, INCLUDING ISSUES OF FACT, WITHOUT A JURY, THE PARTIES HAVE SPECIFICALLY DISCUSSED THIS WAIVER. THEY BOTH AGREE THAT IT IS AN ESSENTIAL PART OF THEIR AGREEMENT ABOUT THE LOAN. NO OFFICER OF LENDER HAS AUTHORITY TO MODIFY THE TERMS OF THIS WAIVER. AS USED IN THIS DOCUMENT, THE TERM "LOAN" MEANS THE LOAN OR LOANS FROM LENDER TO BORROWER, THE NOTE OR NOTES EVIDENCING THE LOAN, ANY LOAN SECURITY AGREEMENT SIGNED BY THE BORROWER TO SECURE THE LOAN, ANY GUARANTY AGREEMENT, AND ANY OTHER DOCUMENTS, COMMUNICATIONS OR REPRESENTATIONS, ORAL OR WRITTEN, THAT EITHER PARTY MAKES TO THE OTHER IN CONJUNCTION WITH THE MAKING, INTERPRETATION, ADMINISTRATION OR ENFORCEMENT OF THE LOAN OR ANY AGREEMENT SECURING THE LOAN. ANY GUARANTOR OF THE LOAN IS ALSO BOUND BY THE PROVISIONS OF THIS WAIVER.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as make, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party, partner, or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in that collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

04-16-1997                      PROMISSORY NOTE                           PAGE 2
LOAN NO 170997660                 (CONTINUED)

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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF
THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

ROPE DEVELOPMENTS:


By: /s/ Peter S. Warhurst
   ---------------------------------------
   JPJ DEVELOPMENT, INC., General Partner,
   PETER S. WARHURST, PRESIDENT/SECRETARY


By: /s/ W. Roy Courtney
   ---------------------------------------
   VARO ESTATES, INC., General Partner,
   W. ROY COURTNEY, PRESIDENT/SECRETARY

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